Exhibit 99.3

BlackRock, Inc.

Pro Forma Financial Statements

BlackRock, Inc.

Pro Forma Condensed Combined Statement of Financial Condition

As of June 30, 2006

(Dollars in millions)

(Unaudited)

	BlackRock, Inc. As Reported	MLIM Business	Pro Forma Adjustments		BlackRock, Inc. Pro Forma
Assets:
Cash and cash equivalents	$369	$681	$—		$1,050
Accounts receivable	438	1,250	—		1,688
Investments	347	1,526	—		1,873
Intangible assets, net	290	4,738	(4,738	) A
			5,581	F
			(54	) G
			2	I	5,819
Goodwill	199	—	3,267	F	3,466
Separate account assets	—	4,134	—		4,134
Deferred mutual fund commissions	11	—	100	B
			88	H	199
Property and equipment, net	143	90	—		233
Other assets	127	5,206	(165	) C
			(100	) B
			(1	) I
			20	G	5,087

Total assets	$1,924	$17,625	$4,000		$23,549

Liabilities:
Accrued compensation	$475	$—	$169	E
			(12	) L
			(66	) K	$566
Accounts payable and accrued liabilities	111	900	—		1,011
Long-term borrowings	253	—	—		253
Separate account liabilities	—	4,134	—		4,134
Other liabilities	24	6,651	(635	) C
			(169	) E
			29	J	5,900

Total liabilities	863	11,685	(684)		11,864

Minority interest	20	783	—		803

Stockholders’ equity	1,041	5,157	(4,738	) A
			(165	) C
			635	C
			8,848	F
			(34	) G
			1	I
			(29	) J
			66	K
			12	L
			88	H	10,882

Total liabilities, minority interest and stockholders’ equity	$1,924	$17,625	$4,000		$23,549

See accompanying notes to pro forma condensed combined financial statements.

BlackRock, Inc.

Pro Forma Condensed Combined Statement of Income

For the Six Months ended June 30, 2006

(Dollars in millions, except share data)

(Unaudited)

	BlackRock, Inc. As Reported	MLIM Business	Pro Forma Adjustments		BlackRock, Inc. Pro Forma
Revenue:
Investment advisory and administration fees	$664	$1,075	$—		$1,739
Other income	93	99	(92	) 1
					100

Total revenue	757	1,174	(92)		1,839

Expense:
Employee compensation and benefits	369	558	(109	) 10
			(23	) 8	795
General and administration	187	289	(2	) 2
			(19	) 4
			(59	) 9
			23	8	419
Amortization of intangible assets	4	—	54	3	58

Total expense	560	847	(135)		1,272

Operating income	197	327	43		567

Non-operating income:
Investment income	22	26	92	1	140
Interest expense	(4)	—	—		(4)

Total non-operating income	18	26	92		136

Income before income taxes and minority interest	215	353	135		703
Income taxes	79	121	(20	) 3
			7	4
			29	7
			1	2
			43	10	260

Income before minority interest	136	232	75		443
Minority interest	2	—	59	9	61

Net income	$134	$232	$16		$382

Earnings per share:
Basic	$2.09				$2.96
Diluted	$2.02				$2.88

Weighted-average shares outstanding:
Basic	64,105,803		65,000,000	5	129,105,803
Diluted	66,520,436		65,000,000	5
			1,011,212	6	132,531,648

See accompanying notes to pro forma condensed combined financial statements.

BlackRock, Inc.

Pro Forma Condensed Combined Statement of Financial Condition

As of December 31, 2005

(Dollars in millions)

(Unaudited)

	BlackRock, Inc. As Reported	MLIM Business	Pro Forma Adjustments		BlackRock, Inc. Pro Forma
Assets:
Cash and cash equivalents	$484	$293	$—		$777
Accounts receivable	340	856	—		1,196
Investments	299	840	—		1,139
Intangible assets, net	484	4,424	(4,424	) A
			(190	) D
			5,581	F
			(108	) G
			3	I	5,770
Goodwill	—	—	190	D
			3,267	F	3,457
Separate account assets	—	4,300	—		4,300
Deferred mutual fund commissions	16	—	100	B
			88	H	204
Property and equipment, net	129	91	—		220
Other assets	96	4,771	(320	) C
			(100	) B
			(1	) I
			40	G	4,486

Total assets	$1,848	$15,575	$4,126		$21,549

Liabilities:
Accrued compensation	$523	$—	$232	E	$755
Accounts payable and accrued liabilities	76	484	—		560
Long-term borrowings	254	—	—		254
Separate account liabilities	—	4,300	—		4,300
Purchase price contingencies	39	—	—		39
Other liabilities	24	5,229	(697	) C
			(232	) E
			29	J	4,353

Total liabilities	916	10,013	(668)		10,261
Minority interest	10	240	—		250

Stockholders’ equity	922	5,322	(4,424	) A
			(320	) C
			697	C
			8,848	F
			(68	) G
			2	I
			(29	) J
			88	H	11,038

Total liabilities, minority interest and stockholders’ equity	$1,848	$15,575	$4,126		$21,549

See accompanying notes to pro forma condensed combined financial statements.

BlackRock, Inc.

Pro Forma Condensed Combined Statement of Income

For the Year ended December 31, 2005

(Dollars in millions, except share data)

(Unaudited)

	BlackRock, Inc. As Reported	MLIM Business	Pro Forma Adjustments		BlackRock, Inc. Pro Forma
Revenue:
Investment advisory and administration fees	$1,018	$1,678	$—		$2,696
Other income	173	102	(102	) 1	173

Total revenue	1,191	1,780	(102)		2,869

Expense:
Employee compensation and benefits	596	763	(86	) 8	1,273
General and administration	246	458	(3	) 2
			(18	) 9
			86	8	769
Amortization of intangible assets	8	—	108	3	116

Total expense	850	1,221	87		2,158

Operating income	341	559	(189)		711

Non-operating income:
Investment income	43	27	102	1	172
Interest expense	(8)	—	—		(8)

Total non-operating income	35	27	102		164

Income before income taxes and minority interest	376	586	(87)		875
Income taxes	139	195	1	2
			(40	) 3
			29	7	324

Income before minority interest	237	391	(77)		551
Minority interest	3	—	18	9	21

Net income	$234	$391	$(95)		$530

Earnings per share:
Basic	$3.64				$4.10
Diluted	$3.50				$3.99
Weighted-average shares outstanding:
Basic	64,182,766		65,000,000	5	129,182,766
Diluted	66,875,149		65,000,000	5
			1,011,212	6	132,886,361

See accompanying notes to pro forma condensed combined financial statements.

BlackRock, Inc.

Notes to Pro Forma Condensed Combined Financial Statements

(Dollars in thousands, except share data)

(Unaudited)

1. Merrill Lynch Investment Managers Transaction

On September 29, 2006, the Company completed the acquisition of Merrill Lynch Investment Managers (the “MLIM Business”, “MLIM”) and issued 52,395,082 shares of BlackRock, Inc. (the “Company”, “BlackRock”) common stock and 12,604,918 of series A participating preferred stock to Merrill Lynch & Co., Inc. (“Merrill Lynch”) in consideration for the MLIM Business (the “MLIM Transaction”). Total consideration issued to Merrill Lynch was $9,083,661, including capitalized transaction costs and net of cash acquired. The acquisition of the MLIM Business added to BlackRock’s existing investment management capabilities for retail and institutional investors through proprietary and third-party distribution channels globally. The investment management capabilities of the acquired MLIM Business include equity, fixed income, cash management, index, enhanced index, balanced and alternative investments, which are offered through vehicles such as mutual funds, non-registered investment management vehicles, privately managed accounts and retail and institutional separate accounts with approximately $592.5 billion in assets under management (“AUM”) at September 29, 2006. The combined company is one of the world’s largest asset management firms with approximately $1.075 trillion in AUM, providing a full range of equity, fixed income, cash management and alternative investment products, with strong representation in both retail and institutional channels, in the U.S. and non-U.S. markets. In completing the MLIM Transaction, the Company expects, among other things, increased opportunities for growth as the result of broad investment and risk management capabilities and global scale; increased retail presence in the U.S. and a stronger reputation in Europe and Asia; and new opportunities for distributing BlackRock investment management products through access to Merrill Lynch’s distribution network.

In connection with the MLIM Transaction, Merrill Lynch and The PNC Group (“PNC”), which owned approximately 69% of BlackRock prior to the MLIM Transaction, have each entered into stockholder agreements with BlackRock. As of September 30, 2006, Merrill Lynch’s ownership represents 45% of the voting interest in BlackRock and approximately 49.3% of total capital stock outstanding on a fully diluted basis. Pursuant to the terms of the stockholder agreement, Merrill Lynch is restricted from owning more than 49.8% of the fully diluted capital stock of BlackRock. PNC owned approximately 34% of the total outstanding capital stock as of September 30, 2006. Pursuant to the terms of the stockholder agreement, PNC is generally restricted from owning more than 35% of the capital stock of BlackRock, except in the case where an increase in PNC’s percentage ownership is due to a BlackRock share buyback, in which case PNC is permitted to own no more than 40% of the Company’s outstanding capital stock.

In addition to the ownership restrictions described above, the stockholder agreements include the following additional provisions, among others:

•	Both Merrill Lynch and PNC are generally restricted from purchasing additional shares of BlackRock common stock if it would result in either exceeding their respective ownership cap;

•	Merrill Lynch is restricted from transferring any common stock or the series A participating preferred stock for a period of three years without the prior consent of BlackRock;

•	PNC, and Merrill Lynch after the third anniversary of the closing of the MLIM Transaction, are subject to additional transfer restrictions designed to ensure that no party acquires a significant holding of voting stock;

•	Merrill Lynch and PNC are required to vote their shares in accordance with the BlackRock Board of Directors’ recommendations to the extent consistent with the provisions of the stockholder agreements; and

•	Certain fundamental transactions may not be entered into without prior approval of all of the independent directors then in office, or at least two-thirds of the directors then in office. Additionally, BlackRock may not enter into certain key transactions without prior approval of Merrill Lynch and PNC.

BlackRock, Inc.

Notes to Pro Forma Condensed Combined Financial Statements

(Dollars in thousands, except share data)

(Unaudited)

1. Merrill Lynch Investment Managers Transaction (continued)

The series A participating preferred stock:

•	Except as otherwise provided by applicable law, is non-voting;

•	Participates in dividends on common stock on an equal basis as the common stock;

•	Grants the holder the option to receive dividends in common stock (subject to applicable ownership restrictions) or in cash;

•	Benefits from a liquidation preference of $0.01 per share; and

•	Is mandatorily convertible to BlackRock common stock upon transfer to an unrelated party.

The MLIM Transaction was accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations. Accordingly, the purchase price was allocated to the assets acquired and liabilities assumed based upon their estimated fair values at the date of the transaction. The excess of the purchase price over the fair value of assets acquired and liabilities assumed was recorded as goodwill. The value of the consideration paid for the net assets acquired was determined using the average closing price of BlackRock’s common stock two days before, the day of, and two days after the MLIM Transaction announcement date of February 15, 2006. Both the common stock and the series A participating preferred stock were valued at a price of $147.34 per share since both classes of stock participate equally in dividends and have transfer restrictions.

A summary of the estimated fair values of the assets acquired and liabilities assumed in this acquisition is as follows:

Accounts receivable	$645,273
Investments	1,256,476
Property and equipment	40,138
Deferred mutual fund commissions	188,464
Other assets	144,977
Separate account assets	4,212,311
Finite-life intangible management contracts	1,082,720
Indefinite-life intangible management contracts	4,498,200
Goodwill	3,266,702
Liabilities assumed	(6,109,678)
Payable to Merrill Lynch	(141,922)

Total purchase price, including acquisition costs	$9,083,661

Summary of consideration, net of cash acquired:
Capital stock, at fair value	$9,577,100
Cash	(519,761)
Other capitalized transaction costs	26,322

Total consideration	$9,083,661

BlackRock, Inc.

Notes to Pro Forma Condensed Combined Financial Statements

(Dollars in thousands, except share data)

(Unaudited)

1. Merrill Lynch Investment Managers Transaction (continued)

Approximately $26,322 of direct costs were capitalized in conjunction with the MLIM Transaction, primarily representing $20,000 of financial advisory fees and approximately $4,500 in legal and other professional fees. Certain capitalized costs have been estimated as of September 30, 2006 and are subject to adjustment. Finite-life intangible management contracts have a weighted average estimated useful life of 10.2 years.

The allocation of the purchase price is preliminary and subject to adjustment. Specifically, the following accounts are subject to change in their preliminary values:

•	Investments and related minority interest on consolidated investments were valued at fair value using the most up to date information available. The values of such investments may change, primarily as the result of finalization of non-marketable investment valuations using information as of September 29, 2006;

•	Deferred mutual fund commissions were valued using third party bids and may change depending upon the update of assumptions used in the bids to reflect information as of September 29, 2006;

•	Intangible management contracts were valued using June 30, 2006 AUM and assumptions. The value of such contracts may change, primarily as the result of updating AUM and other assumptions as of September 29, 2006;

•	Accounts receivable, property and equipment, deferred taxes, other assets, accounts payable and accrued liabilities have been stated at preliminary estimates of fair value. These fair values are subject to adjustment based upon management’s receipt of additional information as of September 29, 2006;

•	The amount payable to Merrill Lynch of $141,922 is the result of excess tangible equity over the amount required by the Transaction Agreement. This amount is subject to adjustment and may be affected by changes in the valuation of investments and certain other adjustments; and

•	Goodwill represents the excess of the purchase price over the fair value of assets acquired and liabilities assumed and is subject to adjustment as the fair value of those assets and liabilities is adjusted.

2. Basis of Pro Forma Presentation

The unaudited pro forma condensed combined statements of financial condition are based on the historical consolidated statements of financial condition of BlackRock and combined statements of net assets of the MLIM Business and have been prepared as if the MLIM acquisition had occurred as of the beginning of the respective periods.

BlackRock’s statement of financial condition as of December 31, 2005 and its statement of income for the year ended December 31, 2005 were derived and condensed from the Company’s audited consolidated financial statements as of December 31, 2005, which have been filed with the Securities and Exchange Commission (“SEC”) on Form 10-K. BlackRock’s statement of income for the six months ended June 30, 2006 was derived and condensed from the Company’s unaudited condensed consolidated interim financial statements as of June 30, 2006, which have been filed with the SEC on Form 10-Q. These unaudited pro forma condensed combined financial statements should also be read in conjunction with the financial statements and related notes thereto and management’s discussion and analysis of financial condition and results of operations contained within BlackRock’s Form 10-K and Form 10-Q, referenced above, as filed with the SEC.

BlackRock, Inc.

Notes to Pro Forma Condensed Combined Financial Statements

(Dollars in thousands, except share data)

(Unaudited)

2. Basis of Pro Forma Presentation (continued)

The statement of financial condition as of December 31, 2005 and the statement of income for the year ended December 31, 2005 of the MLIM Business, as included within these pro forma condensed combined financial statements, were derived and condensed from the audited consolidated financial statements of the MLIM Business as of December 30, 2005 included herein. The statement of income for the six months ended June 30, 2006 for the MLIM Business was derived and condensed from the unaudited condensed consolidated interim financial statements of the MLIM Business as of June 30, 2006. These unaudited pro forma condensed combined financial statements should also be read in conjunction with MLIM’s audited annual financial statements and unaudited quarterly financial statements and management’s discussion and analysis of financial condition and results of operations included herein.

On a combined basis, there were no material transactions between BlackRock and MLIM during the years presented excluding certain acquisition related items.

The following additional assumptions were made in deriving BlackRock’s pro forma condensed combined financial statements:

•	The fair value of finite-lived assets as of January 1, 2006 and 2005, which consist primarily of MLIM separate account and private client accounts, approximates the Company’s estimated fair value of such assets as of September 29, 2006. The estimated useful life of such assets approximates the estimated useful life of such assets as of September 29, 2006.

•	Deferred tax assets of MLIM do not transfer to BlackRock. Permanent tax differences for goodwill and indefinite-life intangible assets were amortized by MLIM for tax purposes over 15 years and recorded to deferred tax liabilities on the pro forma condensed combined statement of financial condition.

•	Foreign currency fluctuations are not material.

•	Services of Merrill Lynch and affiliates currently provided to MLIM will be recurring under the new structure and at the same rates.

•	BlackRock’s post-merger effective tax rate is estimated at 37%. See Note J to the pro forma condensed combined statement of financial position and Note 7 to the pro forma condensed combined statements of income.

•	The $109 million acceleration of MLIM stock compensation costs in the first quarter 2006 is a non-recurring charge. See further discussion of MLIM’s acceleration of stock compensation costs in Note 1 to the Condensed Combined Financial Statements of the MLIM Business for the six months ended June 30, 2006 and July 1, 2005. Also see Note 10 to the pro forma condensed combined statement of income for the six months ended June 30, 2006.

•	The diluted EPS calculation reflects the stock-based awards to former MLIM employees of 1,011,212 shares of common stock upon closing. The awards vest after five years and were valued at $145.37 per share, the grant price on the actual date of issuance. The Company assumed that in 2005 and 2006, this expense was not incremental to MLIM’s prior stock compensation expense. As such, no pro forma adjustment was made to reflect this award, however, the shares were added to the weighted-average diluted earnings per share for the period. No share forfeitures were assumed. See Note 6 to the pro forma condensed combined statements of income.

•	No additional financing is required as a result of the transactions.

BlackRock, Inc.

Notes to Pro Forma Condensed Combined Financial Statements

(Dollars in thousands, except share data)

(Unaudited)

2. Basis of Pro Forma Presentation (continued)

The unaudited pro forma condensed combined financial statements do not purport to be indicative of the actual financial position or results of BlackRock’s operations, or of BlackRock’s future financial position or results of operations, had the MLIM Business actually been consummated at the beginning of each period. The pro forma adjustments reflecting the allocation of the purchase price of MLIM on the unaudited pro forma condensed combined statements of financial condition and the effect thereof on pro forma adjustments to the unaudited pro forma condensed combined statements of income are based on preliminary estimates and are subject to finalization. The pro forma combined provision for income taxes may not represent the amounts that would have resulted had BlackRock and MLIM filed consolidated income tax returns during the periods presented.

3. Earnings per Common Share

The pro forma combined basic and diluted earnings per share for the periods presented are based on the weighted average number of shares of common stock of BlackRock during each applicable period, adjusted to give effect to common and convertible preferred shares issued in connection with the acquisition and changes in stock-based deferred compensation arrangements that resulted directly from the acquisition.

The following tables present the computations of pro forma basic and diluted earnings per share for the year ended December 31, 2005 and the six months ended June 30, 2006, respectively:

	For the Year Ended December 31, 2005
	Basic	Diluted
Pro forma net income	$530,000	$530,000

Weighted average common shares outstanding, as reported	64,183	66,875
Shares issued to Merrill Lynch	65,000	65,000
Stock awards issued to employees upon closing of the transaction	—	1,011

Pro forma weighted average common shares outstanding	129,183	132,886

Pro forma net income per common share	$4.10	$3.99

BlackRock, Inc.

Notes to Pro Forma Condensed Combined Financial Statements

(Dollars in thousands, except share data)

(Unaudited)

3. Earnings per Common Share (continued)

	Six Months Ended June 30, 2006
	Basic	Diluted
Pro forma net income	$382,000	$382,000

Weighted average common shares outstanding, as reported	64,106	66,521
Shares issued to Merrill Lynch, less impact of one-day outstanding	65,000	65,000
Stock awards issued to employees upon closing of the transaction	—	1,011

Pro forma weighted average common shares outstanding	129,106	132,532

Pro forma net income per common share	$2.96	$2.88

4. Pro Forma Adjustments

The pro forma condensed combined statements of financial condition have been prepared to reflect the acquisition of the MLIM Business for the aggregate consideration described in Note 1. Pro forma adjustments have been made:

A.	To write off MLIM pre-merger goodwill and intangible assets.

B.	To reclassify and separately disclose MLIM deferred commissions to conform to BlackRock presentation.

C.	To write off MLIM pre-merger deferred tax balances.

D.	To reclassify and separately disclose BlackRock pre-merger goodwill balance.

E.	To reclassify and separately disclose MLIM accrued compensation and benefits.

F.	To record goodwill and intangibles of the combined company. See purchase price allocation table in Note 1 above.

G.	To record amortization of intangibles and related tax impact of the combined company for the appropriate periods.

H.	To record the step-up in fair value of deferred commissions acquired.

I.	To add back MLIM pre-merger intangible amortization expense and related tax impact.

J.	To adjust income tax expense to the post-merger effective tax rate of 37%.

K.	To reverse MLIM accelerated stock compensation for the first quarter 2006 related to modification of Merrill Lynch stock awards and adoption of Statement of Financial Accounting Standards No. 123R, Stock-Based Compensation.

L.	To eliminate BlackRock pre-merger one-time MLIM integration costs.

BlackRock, Inc.

Notes to Pro Forma Condensed Combined Financial Statements

(Dollars in thousands, except share data)

(Unaudited)

4. Pro Forma Adjustments (continued)

The pro forma condensed combined statements of income have been prepared as if the transactions had been completed at the beginning of the periods presented. Pro forma adjustments have been made:

1.	To reclassify investment income of the MLIM Business to conform to BlackRock presentation.

2.	To eliminate amortization expense on MLIM pre-merger intangible assets. See also pro forma adjustment I for the offsetting balance sheet adjustment to intangible assets.

3.	To record the amortization of intangible assets of the combined company. See also pro forma adjustment G for the offsetting balance sheet adjustment to intangible assets.

4.	To eliminate BlackRock pre-merger one-time MLIM integration costs.

5.	To adjust basic and diluted shares for stock issued to Merrill Lynch. Weighted-average basic shares outstanding for the period represents the sum of BlackRock pre-merger average shares outstanding plus the 65 million new shares issued. The 65 million shares were assumed to be outstanding for the entire period. See adjustment 6 below for discussion of weighted-average diluted shares outstanding for the period.

6.	To adjust diluted shares for stock issued to employees on closing of the transaction. The Company assumed that such awards were issued on January 1, 2005 and 2006 for purposes of the pro forma condensed combined statements of income. Note that no pro forma adjustment was made to reflect the expense of such awards as the Company assumed that the expense was not incremental to MLIM’s prior stock compensation expense. No forfeitures were assumed and all shares were assumed to be outstanding for the entire 2005 and 2006 periods. Weighted-average diluted shares outstanding for the period represents the sum of existing BlackRock shares plus the 65 million new shares issued plus the stock issued to former MLIM employees on closing.

7.	To adjust income tax expense to the post-merger effective tax rate of 37%. See also pro forma adjustment J for the offsetting balance sheet adjustment to other liabilities (i.e., income taxes payable).

8.	To reclassify financial advisor compensation paid to Merrill Lynch classified by MLIM as compensation expense but considered by BlackRock to be general and administrative expense.

9.	To reclassify minority interest to conform to BlackRock presentation.

10.	To reverse MLIM accelerated stock compensation for the first quarter 2006 related to modification of Merrill Lynch stock awards and adoption of SFAS 123R.